Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Evrett W. Benton, President or
Bruce J. Mackey Jr., Treasurer
(617) 796-8387
www.fivestarqualitycare.com

Five Star Quality Care, Inc. Announces Financial Results for the Quarter Ended June 30, 2004

Newton, MA (August 12, 2004).  Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the quarter and six months ended June 30, 2004, compared to the same periods in 2003, as follows (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Total revenues	$153,554	$140,560	$305,045	$282,232
Total expenses	152,487	141,987	303,022	286,045

Income (loss) from continuing operations	$1,067	$(1,427)	$2,023	$(3,813)

Income (loss) from discontinued operations	(124)	(650)	(574)	(699)

Net income (loss)	$943	$(2,077)	$1,449	$(4,512)

Weighted average shares outstanding	8,526	8,456	8,520	8,454

Basic and diluted income (loss) per share from continuing operations	$0.13	$(0.17)	$0.24	$(0.45)

Net income (loss) per share	$0.11	$(0.25)	$0.17	$(0.53)

Five Star Quality Care, Inc., is a healthcare services company that operates senior living communities.  FVE owns and leases 101 communities with 13,967 separate living units located in 25 states.  These communities include independent and assisted living communities and skilled nursing facilities.  FVE is headquartered in Newton, Massachusetts.

(end)

Five Star Quality Care, Inc.

Condensed Consolidated Statement Of Operations

(amounts in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003

Revenues:
Net revenues from residents and patients	$150,497	$140,448	$298,362	$282,004
Pharmacy revenue	2,851	—	5,019	—
Interest and other income	206	112	1,664	228
Total revenues	153,554	140,560	305,045	282,232

Expenses:
Wages and benefits	79,872	77,951	161,302	154,278
Other operating expenses	41,823	35,549	79,928	74,552
Management fee to Sunrise Senior Living Services, Inc.	4,557	4,232	9,191	8,519
Rent to Senior Housing Properties Trust	20,455	18,979	40,582	37,971
General and administrative	4,817	4,049	9,935	8,393
Depreciation and amortization	865	920	1,839	1,739
Interest expense	98	307	245	593
Total expenses	152,487	141,987	303,022	286,045

Income (loss) from continuing operations before income taxes	1,067	(1,427)	2,023	(3,813)
Provision for income taxes	—	—	—	—

Income (loss) from continuing operations	1,067	(1,427)	2,023	(3,813)

Loss from discontinued operations	(124)	(650)	(574)	(699)

Net income (loss)	$943	$(2,077)	$1,449	$(4,512)

Weighted average shares outstanding	8,526	8,456	8,520	8,454

Basic and diluted income (loss) per share from:
Continuing operations	$0.13	$(0.17)	$0.24	$(0.45)
Discontinued operations	(0.02)	(0.08)	(0.07)	(0.08)

Net income (loss) per share	$0.11	$(0.25)	$0.17	$(0.53)

Five Star Quality Care, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands, except per share data)

	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$28,879	$17,611
Accounts receivable, net of reserve	32,590	30,581
Prepaid expenses and other current assets	6,925	7,871
Total current assets	68,394	56,063

Property and equipment, net	40,526	55,484
Other long term assets	37,017	35,823
Total assets	$145,937	$147,370

Liabilities and Shareholders’ Equity
Current liabilities	$51,141	$58,145
Long term liabilities (1)	23,904	18,417
Mortgage note payable (long term)	4,959	6,381
Shareholders’ equity: 8,534,634 common shares outstanding as of June 30, 2004	65,933	64,427
Total liabilities and shareholders’ equity	$145,937	$147,370

(1) Long term liabilities principally include obligations to residents for deposits and prepaid services at the communities that  are managed for FVE by Sunrise Senior Living Services, Inc.  The non-refundable amounts of these prepayments are amortized into revenues over the period during which the service obligations are expected to be satisfied.

As Reported (includes information from the dates operations by FVE commenced):

	Three Months ended 6/30			Six months ended 6/30
	2004	2003	Change	2004	2003	Change

Revenues from residents (in 000s)	$150,497	$140,448	7%	$298,362	$282,004	6%
Community expenses (in 000s)	$121,695	$113,500	7%	$241,230	$228,830	5%
Total expenses (in 000s)	$152,487	$141,987	7%	$303,022	$286,045	6%
No. of facilities (end of period)	101	100	+1	101	100	+1
No. of living units (end of period)	13,967	13,862	+105	13,967	13,862	+105
Occupancy	89%	89%	—	89%	89%	—
Average daily rate	$132	$124	6%	$132	$126	5%
Revenue per day per available unit	$117	$110	6%	$117	$112	5%
Percent of revenues from Medicare and Medicaid	43%	42%	+1%	43%	43%	—
Percent of revenues from Private and Other	57%	58%	-1%	57%	57%	—

“Same Store” Communities (communities that we operated continuously since April 1, 2003 and January 1, 2003, respectively):

	Three Months ended 6/30			Six months ended 6/30
	2004	2003	Change	2004	2003	Change

Revenues from residents (in 000s)	$148,730	$140,125	6%	$295,576	$281,682	5%
Community expenses (in 000s)	$118,184	$113,248	4%	$234,992	$228,578	3%
No. of facilities (end of period)	97	97	—	97	97	—
No. of living units (end of period)	13,719	13,719	—	13,719	13,719	—
Occupancy	89%	89%	—	89%	90%	-1%
Average daily rate	$132	$125	6%	$133	$127	5%
Revenue per day per available unit	$118	$111	6%	$118	$113	4%
Percent of revenues from Medicare and Medicaid	43%	42%	+1%	43%	43%	—
Percent of revenues from Private and Other	57%	58%	-1%	57%	57%	—